SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):

                       February 13, 2003

                    ------------------------

                           Cadiz Inc.
     (Exact name of Registrant as specified in its charter)



                            Delaware
         (State or other jurisdiction of incorporation)



              0-12114                        77-0313235
    (Commission File Number)   (IRS Employer Identification No.)



100 Wilshire Boulevard, Suite 1600, Santa Monica, CA     90401
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (310)899-4700


ITEM 5.  OTHER EVENTS
         ------------

     As the Registrant announced on January 30, 2003, its wholly-owned subsidiary, Sun World International, Inc., filed a voluntary petition for Chapter 11 bankruptcy protection. As further disclosed by the Registrant at that time, the agreement with its senior lender, ING Capital LLC, to extend the maturity of Cadiz' senior debt was conditioned on Sun World renewing its revolving credit agreement, which condition was not met upon Sun World's bankruptcy filing. While Cadiz has continued to negotiate with ING for an overall restructuring of its debt, on February 13, 2003, ING delivered to Cadiz a Notice of Default and Demand for Payment.

     Cadiz can provide no assurances that a restructuring of its debt with ING may be achieved. In addition, Cadiz must raise additional funding to meet its ongoing working capital requirements as such funding is not currently available from Sun World. Cadiz is currently in discussions with several parties to obtain this funding. If Cadiz is unable to obtain such funding and complete a restructuring of the ING debt on an out-of-court basis shortly, Cadiz may be required to consider alternatives that may be achievable on an in-court basis.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.



                              By: /s/ Jennifer Hankes Painter
                                  -------------------------------
                                  Jennifer Hankes Painter
                                  General Counsel and Corporate
                                  Secretary

Dated:  February 14, 2003